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                                                                    EX99.23.i.ii


J. W. BROWN (1911-1995)  BROWN, CUMMINS & BROWN CO., L.P.A.
JAMES R. CUMMINS           ATTORNEYS AND COUNSELORS AT LAW  JOANN M. STRASSER
ROBERT S BROWN                    3500 CAREW TOWER          G. Antonio Anaya
DONALD S. MENDELSOHN               441 VINE STREET          AARON A. VANDERLAAN
LYNNE SKILKEN                  CINCINNATI, OHIO 45202       LAWRENCE A. ZEINNER
AMY G. APPLEGATE              TELEPHONE (513) 381-2121       ----------------
KATHRYN KNUE PRZYWARA         TELECOPIER (513) 381-2125         OF COUNSEL
MELANIE S. CORWIN                                             GILBERT BETTMAN
                                                               (1918 - 2000)

                                November 2, 2001

Gateway Variable Insurance Trust
3805 Edwards Road, Suite 600
Cincinnati, Ohio 45209

         RE:  GATEWAY VARIABLE INSURANCE TRUST, FILE NOS. 333-60940 AND
         --------------------------------------------------------------
              811-10375
              ---------

Gentlemen:

         A legal opinion that we prepared was filed with the Trust's Registration Statement on May 15, 2001 (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Pre-Effective Amendment No. 1 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.



                                      Very truly yours,

                                      /s/

                                      Brown, Cummins & Brown Co., L.P.A.